EXHIBIT 99.1
FOR IMMEDIATE RELEASE: January 27, 2011

SIMMONS FIRST ANNOUNCES RECORD NET INCOME OF $37.1 MILLION FOR 2010

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced net income of $37.1 million for the year ended December 31, 2010, an increase of $11.9 million, or 47% compared to the same period in 2009. Diluted earnings per share for the year ended 2010 were $2.15, compared to $1.74 for 2009.

Net income for the fourth quarter 2010 was $16.6 million, or $0.96 diluted earnings per share, compared to net income of $6.8 million, or $0.44 diluted earnings per share for the same period in 2009. This represents an increase of $9.8 million in net income and $0.52 diluted earnings per share.

On October 15, 2010, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase substantially all of the assets and to assume substantially all of the deposits and certain other liabilities of Security Savings Bank (“SSB”) in Olathe, Kansas. In the fourth quarter 2010, the Company recognized a pre-tax bargain purchase gain of $18.3 million on this transaction and incurred pre-tax merger related costs of $2.0 million. As part of the Company’s acquisition strategy, the investment portfolio was liquidated resulting in a pre-tax gain of $317,000. Additionally, in order to utilize some of the Company’s excess liquidity, $58.4 million in FHLB advances were paid off, which resulted in a one-time pre-payment expense of $594,000. After taxes, the combined fourth quarter 2010 non-recurring items contributed $9.7 million to net income, or $0.56 to diluted earnings per share.

On May 14, 2010, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the FDIC to purchase substantially all of the assets and to assume substantially all of the deposits and certain other liabilities of Southwest Community Bank (“SWCB”) in Springfield, Missouri. In the second quarter 2010, the Company recognized a pre-tax bargain purchase gain of $3.0 million on this transaction and incurred pre-tax merger related costs of $0.4 million. After taxes, these non-recurring items contributed $1.6 million to net income, or $0.09 to diluted earnings per share, for the second quarter and the year ended 2010.

Excluding all non-recurring items, fourth quarter core earnings were $6.8 million, or $0.40 diluted core earnings per share and excluding all non-recurring items for the year ended December 31, 2010, core earnings were $26.0 million, or $1.51 diluted core earnings per share.

"We are excited about our expansion beyond the borders of Arkansas into Missouri and Kansas.  We are pleased with our 2010 results, which resulted in a significant bargain purchase gain on two acquisitions, record net interest income, good expense control through our efficiency initiatives and continued good asset quality compared to the rest of the industry," commented J. Thomas May, Chairman and CEO. "As expected, while the impact of our November 2009 stock offering was dilutive to 2010 by approximately $0.25; however, the excess capital positions us to continue to take advantage of unprecedented acquisition opportunities through FDIC assisted transactions of failed banks. We have seen the dilutive impact of the offering over the past five quarters; in contrast, going forward we will see the accretive impact from our two acquisitions beginning in the first quarter of 2011."

Total assets were $3.3 billion at December 31, 2010, an increase of 7.2% from $3.1 billion at December 31, 2009.

Loans

Total loans, excluding those covered by FDIC loss share agreements, were $1.7 billion at December 31, 2010, a decrease of 10.2% from the same period in 2009. “As expected, we saw a $53 million decrease in our Student Loan Portfolio as a result of the irrational decision by the administration and congress to eliminate the private sector from providing student loans. Additionally, like the rest of the industry, we continue to experience weak loan demand as a result of the recession. We believe loan demand is likely to remain soft throughout 2011, but we are committed and positioned to meet the borrowing needs of our consumer and business customers,” commented May. Loans covered by FDIC loss share agreements, which provide 80% guaranteed protection against credit risk on those covered assets, were $232 million at December 31, 2010.

Deposits

At December 31, 2010, total deposits were $2.6 billion, an increase of $177 million, or 7.3% compared to the same period in 2009. The December 31, 2010, deposits include $231 million of previously acquired deposits in Missouri and Kansas. “In both acquisitions, we made a strategic decision to redeem brokered deposits and reduce non-core deposits by lowering interest rates to manage cost of funds and utilize excess liquidity.   As expected, since the acquisition date, deposits have decreased $79 million in Springfield and $125 million in Kansas. We are very pleased with our non-time deposits as a percent of total deposits, which is a very favorable 63%,” commented May.

Net Interest Income

The Company’s net interest income for the fourth quarter of 2010 increased 4.2% to a record $26.3 million compared to the same period of 2009. Net interest margin decreased 17 basis points to 3.60% from the fourth quarter of 2009. The decrease was the result of the impact from the pre-payment of FHLB advances related to the SSB transaction, the decrease in the loan portfolio and a higher level of liquidity than planned. The yield on earning assets was 4.52%, a decrease of 45 basis points from the fourth quarter of 2009 and the rate on the cost of funds was 1.12%, a decrease of 30 basis points.

Non-Interest Income

Non-interest income for the fourth quarter increased $20.7 million, or 160.3%, to $33.7 million compared to $12.9 million for the fourth quarter of 2009. Excluding the bargain purchase gains and securities gains, non-interest income increased $2.1 million, or 16.58% from the fourth quarter of 2009. This increase is primarily the result of volume increases in both mortgage refinancing and credit card operations.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2010 was $30.5 million, an increase of 18.15% from $25.8 million for the fourth quarter of 2009.  Included in fourth quarter 2010 non-interest expense is $2.0 million in merger related costs associated with the previously mentioned FDIC assisted acquisitions and incremental operating expenses related to the acquisitions in Missouri and Kansas. Excluding the non-recurring items and additional expenses related to the acquisitions, non-interest expense increased $133,000, or 0.5%. “Obviously, we are beginning to see the positive impact from our efficiency initiatives,” according to May.

Asset Quality

During 2010, the Company acquired substantially all of the loans and foreclosed real estate (“OREO”) of SWCB and SSB.  Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of such loans and OREO. The loans and OREO covered by the FDIC loss share agreements and the related FDIC loss share receivable were presented in the Company's financial reports as "covered" assets (i.e., covered by the FDIC loss share agreements) with a carrying value equal to the discounted net present value of expected future proceeds. At December 31, 2010, loans covered by loss share were carried at $232 million (net of discount), OREO covered by loss share was carried at $9 million (net of discount) and the FDIC loss share receivable was carried at $60 million. As a result of the FDIC loss share indemnification related to these assets and the discounted net present value method of valuing these assets, such assets are excluded from the computations of the following asset quality ratios, except for their inclusion in total assets.

Nonperforming assets as a percent of total assets were 1.12% as of December 31, 2010, a decrease from 1.23% as of September 30, 2010. Nonperforming loans as a percent of total loans were 0.83% as of December 31, 2010, an increase of 8 basis points from 0.75% as of September 30, 2010. These ratios include approximately $1.7 million of Government guaranteed student loans that were over 90 days past due at the end of the quarter. Excluding the guaranteed past due student loans, non-performing assets as a percent of total assets were 1.07% and non-performing loans as a percent of total loans were 0.72%.

Excluding credit cards, the Company's annualized net charge-off ratio was 0.52% for the fourth quarter of 2010. The credit card annualized net charge-off ratio decreased to 2.14%, compared to 2.24% for the third quarter of 2010. The Company’s credit card loss ratio is more than 600 basis points below the most recently published credit card charge-off industry average of over 8.5%.

For the fourth quarter of 2010, the Company's provision for loan losses was $3.7 million, compared to $3.4 million for the third quarter of 2010 and $2.8 million for the fourth quarter of 2009.  The Company's allowance for loan losses was $26.4 million at December 31, 2010, or 1.57% of total loans and 190% of non-performing loans.

Capital

At December 31, 2010, stockholders' equity was $397 million, book value per share was $23.01, and tangible book value per share was $19.36. The Company's ratio of stockholders' equity to total assets was 12.0% and its ratio of tangible stockholders’ equity to tangible assets was 10.28%, as of December 31, 2010.

“Our exceptional level of capital puts us in the 97th percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions,” continued May. As of December 31, 2010, the Company’s regulatory capital ratios remain significantly higher than regulatory “well capitalized” guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	11.33%
Tier 1 Risk-Based Capital Ratio	6.00%	20.05%
Total Risk-Based Capital Ratio	10.00%	21.30%

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas.  Including the recently acquired Kansas locations, the Company’s eight banks conduct financial operations from 89 offices, of which 85 are financial centers, in 47 communities in Arkansas, Missouri and Kansas. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, January 27, 2011. Interested persons can listen to this call by dialing 1-800-854-4175 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on February 4, 2011, by dialing 1-800-642-1687. The passcode for the replay is 33464347. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$33,717	$77,874	$80,883	$61,975	$71,575
Interest bearing balances due from banks	418,343	247,300	161,443	365,396	282,010
Federal funds sold	-	750	2,750	-	-
Cash and cash equivalents	452,060	325,924	245,076	427,371	353,585
Investment securities - held-to-maturity	465,183	461,548	436,018	432,004	464,061
Investment securities - available-for-sale	148,479	183,942	224,031	156,096	182,854
Mortgage loans held for sale	17,237	25,383	18,298	6,930	8,397
Assets held in trading accounts	7,577	7,412	7,827	7,521	6,886
Loans	1,683,464	1,739,554	1,822,028	1,849,960	1,874,989
Allowance for loan losses	(26,416)	(25,682)	(25,881)	(25,047)	(25,016)
Net loans	1,657,048	1,713,872	1,796,147	1,824,913	1,849,973
Covered assets:
Loans, net of discount	231,600	38,160	39,346	-	-
Other real estate owned, net of discount	8,717	2,650	3,609	-	-
FDIC indemnification asset	60,235	9,600	12,614	-	-
Premises and equipment	77,199	77,967	76,349	77,408	78,126
Foreclosed assets held for sale, net	23,204	23,903	20,091	18,744	9,179
Interest receivable	17,363	16,884	16,264	16,421	17,881
Bank owned life insurance	49,072	48,662	48,258	47,667	40,920
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	2,463	1,194	1,381	1,568	1,769
Other assets	38,390	20,451	19,211	20,251	19,086
Total assets	$3,316,432	$3,018,157	$3,025,125	$3,097,499	$3,093,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$428,750	$374,494	$358,171	$385,495	$363,154
Interest bearing transaction accounts and savings deposits	1,220,133	1,146,433	1,172,746	1,167,836	1,156,264
Time deposits less than $100,000	599,537	483,285	496,809	482,181	492,217
Time deposits greater than $100,000	360,349	377,957	365,868	392,757	420,537
Total deposits	2,608,769	2,382,169	2,393,594	2,428,269	2,432,172
Federal funds purchased and securities
sold under agreements to repurchase	109,139	85,561	84,456	131,750	105,910
Short-term debt	1,033	1,728	3,202	3,263	3,640
Long-term debt	164,324	136,829	138,893	139,183	159,823
Accrued interest and other liabilities	35,796	27,901	25,836	21,780	20,530
Total liabilities	2,919,061	2,634,188	2,645,981	2,724,245	2,722,075

Stockholders' equity:
Preferred stock	-	-	-	-	-
Common stock	173	172	172	172	171
Surplus	114,040	113,376	112,851	112,250	111,694
Undivided profits	282,646	269,369	265,021	260,310	258,620
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	512	1,052	1,100	522	762
Total stockholders' equity	397,371	383,969	379,144	373,254	371,247
Total liabilities and stockholders' equity	$3,316,432	$3,018,157	$3,025,125	$3,097,499	$3,093,322

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$71,780	$75,606	$76,983	$75,267	$74,862
Interest bearing balances due from banks	400,174	159,996	240,847	290,990	292,219
Federal funds sold	1,208	3,477	1,044	1,015	1,280
Cash and cash equivalents	473,162	239,079	318,874	367,272	368,361
Investment securities - held-to-maturity	462,328	457,368	421,878	453,740	408,431
Investment securities - available-for-sale	180,634	197,419	228,972	186,503	172,290
Mortgage loans held for sale	27,832	19,842	13,560	5,815	8,603
Assets held in trading accounts	7,615	7,438	7,092	6,968	8,260
Loans	1,697,937	1,809,902	1,831,766	1,863,850	1,898,629
Allowance for loan losses	(23,316)	(26,396)	(25,584)	(25,849)	(26,021)
Net loans	1,674,621	1,783,506	1,806,182	1,838,001	1,872,608
Covered assets:
Loans, net of discount	256,619	38,956	24,074	-	-
Other real estate owned, net of discount	12,978	3,056	2,632	-	-
FDIC indemnification asset	32,008	12,601	4,544	-	-
Premises and equipment	77,876	76,673	77,330	77,939	78,636
Foreclosed assets held for sale, net	23,658	22,540	18,727	9,238	7,049
Interest receivable	18,325	15,451	16,928	17,005	20,582
Bank owned life insurance	48,868	48,463	47,915	42,023	40,761
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,612	1,300	1,484	1,684	1,869
Other assets	20,515	18,800	20,415	18,308	7,605
Total assets	$3,379,256	$3,003,097	$3,071,212	$3,085,101	$3,055,660

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$416,343	$363,599	$366,340	$357,483	$347,279
Interest bearing transaction accounts and savings deposits	1,239,736	1,143,827	1,176,180	1,166,643	1,159,372
Time deposits less than $100,000	617,288	493,890	500,070	491,603	507,236
Time deposits greater than $100,000	364,481	366,375	385,736	409,137	412,132
Total deposits	2,637,848	2,367,691	2,428,326	2,424,866	2,426,019
Federal funds purchased and securities
sold under agreements to repurchase	111,594	82,708	98,995	114,376	105,295
Short-term debt	2,094	3,241	3,455	3,751	3,802
Long-term debt	166,774	137,631	138,375	145,387	160,215
Accrued interest and other liabilities	67,113	27,600	22,890	21,386	25,487
Total liabilities	2,985,423	2,618,871	2,692,041	2,709,766	2,720,818
Total stockholders' equity	393,833	384,226	379,171	375,335	334,842
Total liabilities and stockholders' equity	$3,379,256	$3,003,097	$3,071,212	$3,085,101	$3,055,660

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands, except per share data)
INTEREST INCOME
Loans	$25,649	$26,934	$26,691	$26,788	$28,275
Covered loans	3,127	864	213	-	-
Federal funds sold	3	6	2	4	2
Investment securities	4,030	4,182	4,465	4,531	5,029
Mortgage loans held for sale, net of unrealized gains (losses)	286	210	149	70	119
Assets held in trading accounts	10	7	11	2	7
Interest bearing balances due from banks	234	123	173	191	204
TOTAL INTEREST INCOME	33,339	32,326	31,704	31,586	33,636
INTEREST EXPENSE
Time deposits	3,500	3,369	3,522	3,919	4,643
Other deposits	1,156	1,236	1,317	1,518	1,866
Federal funds purchased and securities
sold under agreements to repurchase	134	126	123	149	172
Short-term debt	13	15	15	15	15
Long-term debt	2,260	1,524	1,522	1,573	1,719
TOTAL INTEREST EXPENSE	7,063	6,270	6,499	7,174	8,415
NET INTEREST INCOME	26,276	26,056	25,205	24,412	25,221
Provision for loan losses	3,733	3,407	3,758	3,231	2,767
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	22,543	22,649	21,447	21,181	22,454
NON-INTEREST INCOME
Trust income	1,416	1,343	1,170	1,250	1,317
Service charges on deposit accounts	4,272	4,388	4,739	4,301	4,883
Other service charges and fees	716	646	671	779	634
Income on sale of mortgage loans, net of commissions	2,033	1,242	932	603	834
Income on investment banking, net of commissions	486	369	776	605	469
Credit card fees	4,448	3,972	4,043	3,677	3,897
Premiums on sale of student loans	-	1,979	545	-	-
Bank owned life insurance income	410	404	566	290	300
Gain on sale of securities	317	-	-	-	-
Gain on FDIC assisted transactions	18,277	-	3,037	-	-
Other income	1,286	479	769	695	597
TOTAL NON-INTEREST INCOME	33,661	14,822	17,248	12,200	12,931
NON-INTEREST EXPENSE
Salaries and employee benefits	15,692	14,809	15,064	15,166	14,619
Occupancy expense, net	2,176	1,906	1,844	1,882	1,898
Furniture and equipment expense	1,530	1,542	1,526	1,495	1,572
Other real estate and foreclosure expense	298	304	314	58	161
Deposit insurance	914	885	1,059	955	687
Merger related costs	2,034	134	443	-	-
Other operating expenses	7,846	7,178	7,026	7,240	6,869
TOTAL NON-INTEREST EXPENSE	30,490	26,758	27,276	26,796	25,806
NET INCOME BEFORE INCOME TAXES	25,714	10,713	11,419	6,585	9,579
Provision for income taxes	9,154	3,093	3,438	1,629	2,774
NET INCOME	$16,560	$7,620	$7,981	$4,956	$6,805
BASIC EARNINGS PER SHARE	$0.96	$0.45	$0.46	$0.29	$0.44
DILUTED EARNINGS PER SHARE	$0.96	$0.44	$0.46	$0.29	$0.44

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands, except per share data)
INTEREST INCOME
Loans	$106,062	$80,413	$53,479	$26,788	$113,648
Covered loans	4,204	1,077	213	-	-
Federal funds sold	15	12	7	4	27
Investment securities	17,208	13,178	8,997	4,531	21,791
Mortgage loans held for sale, net of unrealized gains (losses)	715	429	218	70	608
Assets held in trading accounts	30	20	13	2	20
Interest bearing balances due from banks	721	487	364	191	439
TOTAL INTEREST INCOME	128,955	95,616	63,291	31,586	136,533
INTEREST EXPENSE
Time deposits	14,310	10,810	7,441	3,919	22,794
Other deposits	5,227	4,071	2,835	1,518	8,252
Federal funds purchased and securities
sold under agreements to repurchase	532	398	273	149	769
Short-term debt	58	45	30	15	33
Long-term debt	6,879	4,619	3,095	1,573	6,958
TOTAL INTEREST EXPENSE	27,006	19,943	13,674	7,174	38,806
NET INTEREST INCOME	101,949	75,673	49,617	24,412	97,727
Provision for loan losses	14,129	10,396	6,990	3,231	10,316
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	87,820	65,277	42,627	21,181	87,411
NON-INTEREST INCOME
Trust income	5,179	3,763	2,420	1,250	5,227
Service charges on deposit accounts	17,700	13,428	9,040	4,301	17,944
Other service charges and fees	2,812	2,096	1,451	779	2,668
Income on sale of mortgage loans, net of commissions	4,810	2,777	1,535	603	4,032
Income on investment banking, net of commissions	2,236	1,750	1,381	605	2,153
Credit card fees	16,140	11,692	7,720	3,677	14,392
Premiums on sale of student loans	2,524	2,524	545	-	2,333
Bank owned life insurance income	1,670	1,260	857	290	1,270
Gain on sale of securities	317	-	-	-	144
Gain on FDIC assisted transactions	21,314	3,037	3,037	-	-
Other income	3,229	1,943	1,463	695	2,548
TOTAL NON-INTEREST INCOME	77,931	44,270	29,449	12,200	52,711
NON-INTEREST EXPENSE
Salaries and employee benefits	60,731	45,039	30,230	15,166	58,317
Occupancy expense, net	7,808	5,632	3,726	1,882	7,457
Furniture and equipment expense	6,093	4,563	3,021	1,495	6,195
Other real estate and foreclosure expense	974	676	372	58	453
Deposit insurance	3,813	2,899	2,014	955	4,642
Merger related costs	2,611	577	443	-	-
Other operating expenses	29,290	21,444	14,265	7,240	27,658
TOTAL NON-INTEREST EXPENSE	111,320	80,830	54,071	26,796	104,722
NET INCOME BEFORE INCOME TAXES	54,431	28,717	18,005	6,585	35,400
Provision for income taxes	17,314	8,160	5,068	1,629	10,190
NET INCOME	$37,117	$20,557	$12,937	$4,956	$25,210
BASIC EARNINGS PER SHARE	$2.16	$1.20	$0.75	$0.29	$1.75
DILUTED EARNINGS PER SHARE	$2.15	$1.19	$0.75	$0.29	$1.74

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands)
Tier 1 capital
Stockholders' equity	$397,371	$383,969	$379,144	$373,254	$371,247
Trust preferred securities, net allowable	30,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(49,953)	(48,986)	(49,476)	(50,503)	(51,128)
Unrealized gain on AFS securities	(512)	(1,052)	(1,100)	(522)	(762)

Total Tier 1 capital	376,906	363,931	358,568	352,229	349,357

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	7	4	1	8	5
Qualifying allowance for loan losses	23,553	23,729	23,737	23,574	24,405

Total Tier 2 capital	23,560	23,733	23,738	23,582	24,410

Total risk-based capital	$400,466	$387,664	$382,306	$375,811	$373,767

Risk weighted assets	$1,879,832	$1,894,845	$1,895,258	$1,882,902	$1,950,227

Adjusted average assets for leverage ratio	$3,327,825	$2,952,227	$3,020,704	$3,033,367	$3,002,275

Ratios at end of quarter
Equity to assets	11.98%	12.72%	12.53%	12.05%	12.00%
Tangible common equity to tangible assets	10.28%	10.90%	10.70%	10.25%	10.19%
Tier 1 leverage ratio	11.33%	12.33%	11.87%	11.61%	11.64%
Tier 1 risk-based capital ratio	20.05%	19.21%	18.92%	18.71%	17.91%
Total risk-based capital ratio	21.30%	20.46%	20.17%	19.96%	19.17%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands)
Loan Portfolio - End of Period (1)
Consumer
Credit cards	$190,329	$181,774	$180,591	$177,959	$189,154
Student loans	61,305	64,989	133,012	153,291	114,296
Other consumer	118,581	123,062	127,343	131,735	139,647
Total consumer	370,215	369,825	440,946	462,985	443,097
Real Estate
Construction	153,772	150,137	153,869	173,080	180,759
Single-family residential	364,442	375,150	386,570	389,257	392,208
Other commercial	548,360	566,370	574,859	592,728	596,517
Total real estate	1,066,574	1,091,657	1,115,298	1,155,065	1,169,484
Commercial
Commercial	150,501	146,258	151,817	155,970	168,206
Agricultural	86,171	121,716	104,247	65,964	84,866
Financial institutions	-	-	-	4,093	3,885
Total commercial	236,672	267,974	256,064	226,027	256,957
Other	10,004	10,098	9,720	5,883	5,451
Total Loans	$1,683,465	$1,739,554	$1,822,028	$1,849,960	$1,874,989

(1) Excludes loans covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$4,000	$4,000	$4,000	$-	$-
U.S. Government agencies	249,844	250,927	224,928	221,885	254,229
Mortgage-backed securities	78	81	84	88	90
State and political subdivisions	210,331	205,610	206,076	209,101	208,812
Other securities	930	930	930	930	930
Total held-to-maturity	465,183	461,548	436,018	432,004	464,061
Available-for-Sale
U.S. Treasury	-	-	300	4,008	4,329
U.S. Government agencies	125,469	166,624	206,497	135,038	161,524
Mortgage-backed securities	2,789	2,993	3,008	2,996	2,972
FHLB stock	11,508	7,549	7,490	7,484	7,477
Other securities	8,713	6,776	6,736	6,570	6,552
Total available-for-sale	148,479	183,942	224,031	156,096	182,854
Total investment securities	$613,662	$645,490	$660,049	$588,100	$646,915
Fair value - HTM investment securities	$466,907	$469,101	$440,603	$435,810	$465,665

Investment Securities - QTD Average
Taxable securities	$435,839	$448,978	$443,946	$432,736	$370,538
Tax exempt securities	207,123	205,809	206,904	207,507	210,183
Total investment securities - QTD average	$642,962	$654,787	$650,850	$640,243	$580,721

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$25,682	$25,881	$25,047	$25,016	$25,830
Loans charged off
Credit cards	1,218	1,329	1,339	1,435	1,353
Other consumer	560	559	852	500	1,048
Real estate	1,361	3,548	2,254	2,401	1,245
Commercial	567	164	288	227	633
Total loans charged off	3,706	5,600	4,733	4,563	4,279

Recoveries of loans previously charged off
Credit cards	225	308	273	229	263
Other consumer	128	150	313	293	118
Real estate	275	1,512	1,169	701	141
Commercial	79	24	54	140	176
Total recoveries	707	1,994	1,809	1,363	698
Net loans charged off	2,999	3,606	2,924	3,200	3,581
Provision for loan losses	3,733	3,407	3,758	3,231	2,767
Balance, end of quarter	$26,416	$25,682	$25,881	$25,047	$25,016

Non-performing assets (1)
Non-performing loans
Nonaccrual loans
Real estate	$8,345	7,588	10,930	8,442	18,358
Commercial	1,314	1,160	1,091	1,673	1,776
Consumer	1,527	1,251	1,403	1,604	1,860
Total nonaccrual loans	11,186	9,999	13,424	11,719	21,994
Loans past due 90 days or more
Government guaranteed student loans	1,736	2,154	3,230	2,464	1,939
Other loans	969	891	644	1,132	1,383
Total loans past due 90 days or more	2,705	3,045	3,874	3,596	3,322
Total non-performing loans	13,891	13,044	17,298	15,315	25,316
Other non-performing assets
Foreclosed assets held for sale	23,204	23,903	20,091	18,744	9,179
Other non-performing assets	109	104	128	15	20
Total other non-performing assets	23,313	24,007	20,219	18,759	9,199
Total non-performing assets	$37,204	$37,051	$37,517	$34,074	$34,515

Ratios (1)
Allowance for loan losses to total loans	1.57%	1.48%	1.42%	1.35%	1.33%
Allowance for loan losses to non-performing loans	190.17%	196.89%	149.62%	163.55%	98.81%
Non-performing loans to total loans	0.83%	0.75%	0.95%	0.83%	1.35%
Non-performing assets to total assets	1.12%	1.23%	1.24%	1.10%	1.12%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.07%	1.16%	1.13%	1.02%	1.05%
Annualized net charge offs to total loans	0.70%	0.79%	0.64%	0.70%	0.75%
Annualized net credit card charge offs to
total credit card loans	2.14%	2.24%	2.41%	2.71%	2.41%
Annualized net charge offs to total loans
(excluding credit cards)	0.52%	0.63%	0.45%	0.48%	0.57%
Past due loans >30 days (excluding nonaccrual)	0.95%	0.74%	0.56%	1.02%	0.81%

(1) Excludes assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009

ASSETS

Earning Assets
Interest bearing balances due from banks	0.23%	0.31%	0.29%	0.27%	0.28%
Federal funds sold	0.99%	0.68%	0.77%	1.60%	0.62%
Investment securities	3.24%	3.29%	3.52%	3.66%	4.30%
Mortgage loans held for sale	4.08%	4.20%	4.41%	4.88%	5.49%
Assets held in trading accounts	0.52%	0.37%	0.62%	0.12%	0.34%
Loans, including covered loans (1)	5.84%	5.97%	5.82%	5.83%	5.92%
Total interest earning assets	4.52%	4.94%	4.77%	4.74%	4.97%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.37%	0.43%	0.45%	0.53%	0.64%
Time deposits	1.41%	1.55%	1.59%	1.76%	2.00%
Total interest bearing deposits	0.83%	0.91%	0.94%	1.07%	1.24%
Federal funds purchased and securities
sold under agreement to repurchase	0.48%	0.60%	0.50%	0.53%	0.65%
Short-term debt	2.46%	1.84%	1.74%	1.62%	1.57%
Long-term debt	5.38%	4.39%	4.41%	4.39%	4.26%
Total interest bearing liabilities	1.12%	1.12%	1.13%	1.25%	1.42%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.40%	3.82%	3.64%	3.49%	3.55%
Net interest margin - quarter-to-date	3.60%	4.02%	3.83%	3.71%	3.77%
Net interest margin - year-to-date	3.78%	3.85%	3.77%	3.71%	3.78%

(1) Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.96	$0.44	$0.46	$0.29	$0.44
Core earnings (excludes nonrecurring items) (non-GAAP)	6,856	7,701	6,528	4,956	6,805
Diluted core earnings per share (non-GAAP)	0.40	0.44	0.38	0.29	0.44
Cash dividends declared per common share	0.19	0.19	0.19	0.19	0.19
Cash dividends declared - amount	3,282	3,273	3,270	3,266	3,248
Return on average stockholders' equity	16.68%	7.87%	8.44%	5.36%	8.06%
Return on tangible equity	19.97%	9.52%	10.24%	6.58%	10.10%
Return on average assets	1.94%	1.01%	1.04%	0.65%	0.88%
Net interest margin (FTE)	3.60%	4.02%	3.83%	3.71%	3.77%
FTE adjustment - investments	1,216	1,243	1,245	1,250	1,265
FTE adjustment - loans	14	14	14	16	37
Amortization of intangibles	211	187	187	201	201
Amortization of intangibles, net of taxes	128	114	114	127	127
Average shares outstanding	17,255,366	17,220,572	17,199,705	17,139,732	15,432,821
Average earning assets	3,034,347	2,694,398	2,769,233	2,808,881	2,789,712
Average interest bearing liabilities	2,501,967	2,227,672	2,302,811	2,330,897	2,348,052

YEAR-TO-DATE
Diluted earnings per share	$2.15	$1.19	$0.75	$0.29	$1.74
Core earnings (excludes nonrecurring items) (non-GAAP)	26,041	19,185	11,484	4,956	25,210
Diluted core earnings per share (non-GAAP)	1.51	1.11	0.67	0.29	1.74
Cash dividends declared per common share	0.76	0.57	0.38	0.19	0.76
Return on average stockholders' equity	9.69%	7.24%	6.92%	5.36%	8.26%
Return on tangible equity	11.71%	8.80%	8.43%	6.58%	10.61%
Return on average assets	1.18%	0.90%	0.85%	0.65%	0.85%
Net interest margin (FTE)	3.78%	3.85%	3.77%	3.71%	3.78%
FTE adjustment - investments	4,954	3,738	2,495	1,250	4,737
FTE adjustment - loans	58	44	30	16	198
Amortization of intangibles	786	575	388	201	806
Amortization of intangibles, net of taxes	483	355	241	127	508
Average shares outstanding	17,204,200	17,186,957	17,169,872	17,139,732	14,375,323
Average diluted shares outstanding	17,264,900	17,248,878	17,237,990	17,212,980	14,465,718
Average earning assets	2,826,718	2,757,509	2,789,058	2,808,881	2,713,330
Average interest bearing liabilities	2,340,838	2,287,127	2,316,854	2,330,897	2,302,839

END OF PERIOD
Book value per share	$23.01	$22.28	$22.03	$21.72	$21.72
Tangible book value per share	19.36	18.70	18.43	18.10	18.07
Shares outstanding	17,271,594	17,230,920	17,209,973	17,186,263	17,093,931
Full-time equivalent employees	1,075	1,029	1,045	1,057	1,091
Total number of ATM's	103	93	93	93	93
Total number of financial centers	85	85	76	84	84
Parent company only - investment in subsidiaries	370,402	322,730	319,814	305,182	303,183
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2010	2010	2010	2010	2009
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$16,560	$7,620	$7,981	$4,956	$6,805
Nonrecurring items
Gain on FDIC assisted transactions	(18,277)	-	(3,037)	-	-
Merger related costs	2,034	134	443	-	-
Gains from sale of securities (1)	(318)	-	-	-	-
FHLB prepayment penalties (2)	594	-	-	-	-
Branch right sizing	-	-	372	-	-
Tax effect (3)	6,263	(53)	769	-	-
Net nonrecurring items	(9,704)	81	(1,453)	-	-
Core earnings (non-GAAP)	$6,856	$7,701	$6,528	$4,956	$6,805

Diluted earnings per share	$0.96	$0.44	$0.46	$0.29	$0.44
Nonrecurring items
Gain on FDIC assisted transactions	(1.05)	-	(0.18)	-	-
Merger related costs	0.12	-	0.03	-	-
Gains from sale of securities (1)	(0.02)	-	-	-	-
FHLB prepayment penalties (2)	0.03	-	-	-	-
Branch right sizing	-	-	0.02	-	-
Tax effect (3)	0.36	-	0.05	-	-
Net nonrecurring items	(0.56)	-	(0.08)	-	-
Diluted core earnings per share (non-GAAP)	$0.40	$0.44	$0.38	$0.29	$0.44

YEAR-TO-DATE
Net Income	$37,117	$20,557	$12,937	$4,956	$25,210
Nonrecurring items
Gain on FDIC assisted transactions	(21,314)	(3,037)	(3,037)	-	-
Merger related costs	2,611	577	443	-	-
Gains from sale of securities (1)	(318)	-	-	-	-
FHLB prepayment penalties (2)	594	-	-	-	-
Branch right sizing	372	372	372	-	-
Tax effect (3)	6,979	716	769	-	-
Net nonrecurring items	(11,076)	(1,372)	(1,453)	-	-
Core earnings (non-GAAP)	$26,041	$19,185	$11,484	$4,956	$25,210

Diluted earnings per share	$2.15	$1.19	$0.75	$0.29	$1.74
Nonrecurring items
Gain on FDIC assisted transactions	(1.23)	(0.18)	(0.18)	-	-
Merger related costs	0.15	0.03	0.03	-	-
Gains from sale of securities (1)	(0.02)	-	-	-	-
FHLB prepayment penalties (2)	0.03	-	-	-	-
Branch right sizing	0.02	0.02	0.02	-	-
Tax effect (3)	0.41	0.05	0.05	-	-
Net nonrecurring items	(0.64)	(0.08)	(0.08)	-	-
Diluted core earnings per share (non-GAAP)	$1.51	$1.11	$0.67	$0.29	$1.74

(1) Gains from sale of securities marked for sale at time of FDIC assisted transaction.
(2) Penalties for prepayment of FHLB advances marked for sale at time of FDIC assisted transaction.
(3) Effective tax rate of 39.225%, adjusted for additional fair value deduction related to donation of closed branch.